Exhibit 4.2

ADDITIONAL FACILITY C ACCESSION AGREEMENT

To:    The Bank of Nova Scotia as Facility Agent (the “Facility Agent”)
Credit Suisse AG, London Branch as Security Trustee (the “Security Trustee”)

From:
The persons listed in Schedule 1 to this Additional Facility C Accession Agreement (the “Facility C Lenders”, such defined term to include any lender which becomes a New Lender in respect of the Term Loan C Facility, by the execution by the Facility Agent of a Transfer Certificate or Assignment Agreement)

Date:    20 October 2017
Dear Sirs
€420,000,000 senior facilities agreement dated 25 July 2014 between, among others, Unitymedia Hessen GmbH & Co. KG (as Original Borrower), Unitymedia GmbH (formerly Unitymedia KabelBW GmbH), Unitymedia NRW GmbH, Unitymedia Management GmbH, Unitymedia Hessen Verwaltung GmbH, and Unitymedia BW GmbH (formerly Kabel BW GmbH) (as Original Guarantors) and the Financial Institutions listed therein (as Original Lenders), The Bank of Nova Scotia (as Facility Agent) and Credit Suisse AG, London Branch (as Security Trustee) (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Facilities Agreement”)

1.	In this Additional Facility C Accession Agreement (this “Agreement”):
“Borrower” means, in connection with a Facility C Loan, Unitymedia Hessen GmbH & Co. KG.
“Facility C Commitment” means, in relation to a Facility C Lender, the amount in euro set opposite its name under the heading “Facility C Commitment” in Schedule 1 (Facility C Lenders and Facility C Commitments) of this Agreement and any such Facility C Commitment transferred to it or assumed by it under the Facilities Agreement, in each case, to the extent not cancelled, transferred, or reduced under the Facilities Agreement.
“Facility C Loan” means any Additional Facility Loan made available to the Borrower by the Facility C Lenders under the Term Loan C Facility.
“Facility C Maturity Date” means 15 January 2027 or such other date as agreed between the Facility C Lenders and the Borrower.
“Fee Letter” means the fee letter, dated 16 October 2017, between, among others, the Borrower and the Mandated Lead Arrangers (as defined therein).
“Term Loan C Facility” means the €825,000,000 term loan facility made available by the Facility C Lenders under this Agreement.
“Liberty Global Reference Agreement” means any or all of (i) the credit agreement dated 1 August 2007 between, among others, Telenet NV as company and The Bank of Nova Scotia as facility agent; (ii) the credit agreement dated 7 June 2013 between (among others) Virgin Media

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Investment Holdings Limited as borrower and The Bank of Nova Scotia as facility agent; (iii) the credit agreement dated 27 January 2014 between (among others) Ziggo B.V. as borrower and The Bank of Nova Scotia as facility agent; (iv) the credit agreement dated 28 September 2006 between (among others) All3Media Finance Limited as borrower and The Royal Bank of Scotland plc as facility agent; (v) the credit agreement dated 5 March 2015 between (among others) Ziggo Secured Finance B.V. as SPV borrower and The Bank of Nova Scotia as facility agent; (vi) the indenture dated 23 December 2015 in respect of the €420,000,000 4.625% senior secured notes due 2026 issued by Unitymedia Hessen GMBH & Co KG and Unitymedia NRW GmbH; (vii) Annex I (Additional Definitions) and Annex II (Covenants) of the credit agreement dated 16 May 2016 entered into between, among others, LGE Coral Holdco Limited as finco, Sable International Finance Limited and Coral-US Co-Borrower LLC as initial borrowers and The Bank of Nova Scotia as administrative agent and (to the extent not covered in the Annexes) the specific provisions relating to that credit agreement set out in Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) to this Agreement; (viii) the facilities agreement dated 6 October 2016 in respect of the advance of certain proceeds of the £350,000,000 5.5% receivables financing notes due 2024 issued by Virgin Media Receivables Financing Notes I Designated Activity Company; (ix) the indenture dated 23 September 2016 in respect of the $2,000,000,000 5.5% senior secured notes due 2027 and the €775,000,000 4.25% senior secured notes due 2027 issued by Ziggo Secured Finance B.V.; (x) the indenture dated 1 February 2017 in respect of the £675,000,000 5% senior secured notes due 2027 issued by Virgin Media Secured Finance PLC; (xi) the indenture dated 21 June 2017 in respect of the €635,000,000 3⅞% senior notes due 2029 issued by UPC Holding B.V.; (xii) the credit agreement dated 16 December 2016 between (among others) UPC Broadband Holding B.V. as borrower and The Bank of Nova Scotia as facility agent, (xiii) the indenture dated 16 August 2017 in respect of the $700,000,000 6.875% senior notes due in 2027 issued by C&W Senior Financing Designated Activity Company and (xiv) the indenture described in the offering memorandum dated 13 October 2017 in respect of the $550,000,000 million 5.500% senior notes due 2028 to be issued by UPC Holding B.V. (in each case as amended from time to time up to the date of this Agreement).
“Majority Facility C Lenders” means those Facility C Lenders, the aggregate of whose Facility C Commitments exceed 50 per cent. of the aggregate of the Facility C Commitments of all Facility C Lenders.

2.
Unless otherwise defined in this Agreement, terms defined in the Facilities Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a Clause of the Facilities Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement.

3.	We refer to Clause 2.2 (Additional Facilities) of the Facilities Agreement. This Agreement is an Additional Facility Accession Agreement for the purposes of the Facilities Agreement.

4.
This Agreement will take effect on the date on which the Facility Agent notifies the Borrower and the Facility C Lenders that it has received the documents and evidence set out in Schedule 2 to this Agreement, in each case in form and substance satisfactory to it (acting reasonably), or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Facility Agent on behalf of the Majority Facility C Lenders (the “Effective Date”).

5.
Unless otherwise indicated herein, the terms of this Agreement shall be consistent in all material respects with the terms of the Facilities Agreement including, without limitation, with respect to interest period, conditions precedent, tax gross-up provisions and indemnity provisions, representations and warranties, utilisation mechanics, cancellation and prepayment (including

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the treatment of this Agreement under the prepayment waterfall), fees, costs and expenses, transfers, voting, amendments and waivers, non-financial covenants and events of default.

6.
No Utilisation may be made of the Additional Facility made available pursuant to this Agreement, if, at the time of such Utilisation, an Event of Default is continuing or would result from such Utilisation.

7.	The Additional Facility made available pursuant to this Agreement is a term loan.

8.	We, the Facility C Lenders, agree:

(a)	to become party to and to be bound by the terms of the Facilities Agreement as a Lender in accordance with Clause 2.2 (Additional Facilities); and

(b)
to become a party to the Intercreditor Agreement as a Senior Creditor and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity of a Senior Creditor.

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9.
The Additional Facility Commitment of each Facility C Lender for the purposes of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Facilities Agreement is its Facility C Commitment.

10.	The Termination Date in respect of the Term Loan C Facility is the Facility C Maturity Date.

11.	The Term Loan C Facility shall be repaid in full on the Facility C Maturity Date.

12.
Subject to the terms of this Agreement, the Facility C Lenders agree to make available to the Borrower a term loan facility in an amount equal to the aggregate of the Facility C Commitments. The Availability Period in respect of the Term Loan C Facility is the period from and including the Effective Date (which shall be the Additional Facility Commencement Date for the purposes of the Facilities Agreement) up to and including 18 January 2018 or such other date agreed between the Facility C Lenders and the Borrower.

13.	The Margin in relation to the Term Loan C Facility is 2.75% per annum or such other rate agreed between the Facility C Lenders and the Borrower.

14.
The interest rate for the Term Loan C Facility will be calculated in accordance with Clause 12 (Interest) of the Facilities Agreement, being the sum of EURIBOR and the applicable Margin. For the avoidance of doubt, each party to this Agreement accepts and acknowledges that EURIBOR has the meaning given to it under Clause 1.1 (Definitions) of the Facilities Agreement provided that if EURIBOR as determined in accordance with that definition is less than zero, it shall be deemed to be zero. The first Interest Period to apply to each Facility C Loan will be set out in the respective Utilisation Request for that Facility C Loan.

15.
Loans under this Additional Facility will be used for general corporate purposes and/or working capital purposes, including, without limitation, the refinancing, repayment or prepayment of any existing indebtedness of any member of the Group including the payment of fees and expenses in connection with the refinancing.

16.
The Term Loan C Facility may be drawn by up to three Loans (or any other number of Loans agreed between the Facility C Lenders and the Borrower) and no more than three Utilisation Requests (or any other number of Utilisation Requests agreed between the Facility C Lenders and the Borrower) may be made in respect of the Term Loan C Facility under the Facilities Agreement.

17.
For the purposes of partial assignments, transfers or novations of rights and/or obligations by a Lender in respect of this Additional Facility, the Lenders and the Borrower agree that such assignment, transfer or novation shall be in a minimum amount of €1,000,000 or such lower amount agreed to by the Facility Agent and the Borrower (save that in the case of a partial assignment, transfer or novation by a Lender of its rights and/or obligations under this Additional Facility to an Affiliate or Related Fund of that Lender, such assignment, transfer or novation shall be in a minimum amount of €500,000 or such lower amount agreed to by the Facility Agent and the Borrower).

18.	If on or prior to the date falling six months after the date of this Agreement (but not otherwise) the Borrower:

(a)
makes any prepayment of the Term Loan C Facility in connection with any Repricing Transaction (as defined below) other than where such prepayment is funded by the issuance of notes by any member of the Group or a special purpose vehicle which on-lends the proceeds of such notes to a member of the Group; or

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(b)
effects any amendment of this Agreement or the Facilities Agreement resulting in a Repricing Transaction, other than, for the avoidance of doubt, any amendments contemplated by Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) resulting in a Repricing Transaction, the Borrower shall, in each case, pay to the Facility Agent, for the account of each applicable Facility C Lender:

(c)
in the case of paragraph (a) above, a prepayment fee equal to 1.00 per cent. flat on the amount of that Facility C Lender’s Facility C Loan which is prepaid and such prepayment fee shall be due and payable on the date of such prepayment; and

(d)
in the case of paragraph (b) above, a prepayment fee equal to 1.00 per cent. flat on the aggregate amount of the Facility C Loans of each Facility C Lender that shall have been the subject of a mandatory assignment under the Facilities Agreement following the failure of such Lender to consent to such amendment on or prior to the date falling six months after the date of this Agreement and such prepayment fee shall be due and payable on the effective date of such assignment.

In this paragraph 18, “Repricing Transaction” means the prepayment or refinancing of all or a portion of the Facility C Loans with any long term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Facility C Loans which has (or any amendment to this Agreement or the Facilities Agreement which results in) an effective interest cost or weighted average yield (as determined by the Facility Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Facility Agent (acting reasonably) on the same basis) of the Facility C Loans.

19.

(a)
Provided that any upsizing of the Term Loan C Facility permitted under this paragraph will not breach any term of the Facilities Agreement, the Term Loan C Facility may be upsized by any amount, by the signing of one or more further Additional Facility Accession Agreements in respect of the Term Loan C Facility (an “Additional Accession Agreement”), that specifies (along with the other terms specified therein) Unitymedia Hessen GmbH & Co. KG as the sole Borrower, that the Commitments under that Additional Accession Agreement are denominated in euro, to be drawn in euro and with the same Termination Date and Margin as specified in this Agreement.

(b)
For the purposes of this paragraph 19 (unless otherwise specified), references to each Facility C Lender and Facility C Loan shall include Lenders and Loans made under any such further Additional Accession Agreement.

(c)
Where any Facility C Loan has not already been consolidated with any other Facility C Loan, on the last day of any Interest Period for that unconsolidated Facility C Loan, that Facility C Loan will be consolidated with any Facility C Loan which has an Interest Period ending on the same day as that unconsolidated Facility C Loan, and all such Loans will then be treated as one Loan under the Term Loan C Facility.

20.
For the purposes of any amendment or waiver, consent or other modification (including with respect to any existing Default or Event of Default) that may be sought by the Borrower under the Facilities Agreement or any other Finance Document on or after the date of this Agreement,

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each Facility C Lender hereby consents (in the capacity of a Lender and, if it is a Hedging Bank (as defined in the Intercreditor Agreement), in the capacity of a Hedging Bank), and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Lenders under a Revolving Facility or Hedging Banks (in their capacity as Lenders under a Revolving Facility or Hedging Banks, as applicable) consent to any and all of the following:

(a)	any and all of the items set out in Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) of this Agreement;

(b)
any consequential amendment, waiver, consent or other modification, whether effected by one instrument or through a series of amendments, to the Facilities Agreement or any other Finance Document to be made either to implement the changes envisaged in Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) of this Agreement; and/or

(c)
any other amendment, waiver, consent or modification, whether effected by one instrument or through a series of amendments, to the Facilities Agreement or any other Finance Document to be made to conform any Finance Document to any Liberty Global Reference Agreement provided that any amendment, waiver, consent or modification to conform the Facilities Agreement or any other Finance Document to any Liberty Global Reference Agreement referred to at paragraphs (vi), (ix), (x), (xi), (xiii) and (xiv) (in each case, other than any amendment, waiver, consent or modification to conform the Facilities Agreement or any Finance Document in relation to any covenant, event of default or definition in such Liberty Global Reference Agreements) shall be limited to any amendment, waiver, consent or modification which is specifically referenced in Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) of this Agreement and, in each case, any consequential amendments, waivers, consents or modifications), and this Agreement shall constitute each Facility C Lender’s irrevocable and unconditional written consent (in the capacity of a Lender and, if it is a Hedging Bank, in the capacity of a Hedging Bank) and the agreement of each Facility C Lender to procure, unless it is prohibited from doing so, that each of its Affiliates and Related Funds that is a Lender under a Revolving Facility or a Hedging Bank provides irrevocable and unconditional written consent in that capacity in respect of such amendments, waivers, consents or other modifications to the Finance Documents for the purposes of Clause 36 (Amendments and Waivers) of the Facilities Agreement and any clause in any other Finance Document relating to amendments of that Finance Document without any further action required on the part of any party thereto.

21.
Each Facility C Lender hereby acknowledges and agrees (in the capacity of a Lender and, if it is a Hedging Bank, in the capacity of a Hedging Bank) and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Lenders under a Revolving Facility or Hedging Banks acknowledge and agree (in their capacity as Lenders under a Revolving Facility or Hedging Banks, as applicable) that the Facility Agent and/or the Security Trustee (as applicable) may, but shall not be required to, send to the Facility C Lenders any further formal amendment request in connection with all, or any of the proposed amendments set out under paragraph 20 above and the Facility Agent and/or the Security Trustee (as applicable) shall be authorised to consent on behalf of each Facility C Lender, as a Lender under one or more Additional Facilities and as a Hedging Bank under the Intercreditor Agreement, to any such proposed amendments set out under paragraph 20 above (and the Facility Agent and the Security Trustee shall be authorised to enter into any necessary documentation in connection with the same), and such consent shall be taken into account in calculating whether the Majority Lenders, or the relevant requisite Lenders, or the Hedging Banks, have consented to the relevant

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amendments and/or waivers or other modifications to the Finance Documents in accordance with Clause 36 (Amendments and Waivers) of the Facilities Agreement and any clause relating to amendments in any other Finance Document.

22.
Each Facility C Lender hereby waives (in the capacity of a Lender and, if it is a Hedging Bank, in the capacity of a Hedging Bank) and agrees to procure, unless it is prohibited from doing so, that any of its Affiliates or Related Funds that are Lenders under a Revolving Facility or Hedging Banks waive (in their capacity as Lenders under a Revolving Facility or Hedging Banks, as applicable) receipt of any fee in connection with the foregoing consent, notwithstanding that other consenting Lenders under the Facilities Agreement or Hedging Banks under the Intercreditor Agreement may be paid a fee in consideration of such Lenders’ or Hedging Banks’ consent to any or all of the foregoing amendments, waivers or other modifications.

23.
The Company agrees and acknowledges that it will not seek any amendment or waiver, consent or other modification in relation to paragraphs 11 (Springing Financial Covenant) or 12 (Cure Provisions) of Schedule 3 (First Amendments, Waivers, Consents and Other Modifications) of this Agreement unless the Composite Revolving Facility Majority Lenders have consented to such amendment or waiver, consent or other modification.

24.
On the first Utilisation Date in respect of the Term Loan C Facility, the Borrower confirms, on behalf of itself and the Company confirms on behalf of itself and each other Obligor, that the Repeating Representations are true and correct as if made at the first Utilisation Date in respect of the Facility C Loan with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

25.
Each of the Obligors further represents and warrants on the first Utilisation Date in respect of the Term Loan C Facility that the execution and delivery by it of this Agreement and the performance of the transactions contemplated by this Agreement will not violate any agreement or instrument to which it is a party or which is binding upon it or any member of the Group or any of its assets or any member of the Group’s assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

26.
Each of the Guarantors party to this Agreement confirm that its obligations under Clause 21 (Guarantee and Indemnity) of the Facilities Agreement, the Security created by it pursuant to the Transaction Security Documents and its obligations under the Finance Documents, shall continue unaffected and that upon execution of the relevant Transaction Security referred to in Clause 25.16 (Condition Subsequent) of the Facilities Agreement by all parties thereto such obligations extend to the Total Commitments as increased by the addition of the Facility C Commitment and that such obligations shall be owed to each Finance Party including the Facility C Lenders.

27.	We confirm to each Finance Party that:

(a)
we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Facilities Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

(b)
we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Facilities Agreement or any Facility C Commitment is in force.

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28.
Each of the Facility C Lenders hereby agrees with each other person who is or who becomes a party to the Intercreditor Agreement that with effect on and from the Effective Date it will be bound by the Intercreditor Agreement as a Senior Creditor (as defined in the Intercreditor Agreement) (in its capacity as a Lender under the Facilities Agreement) as if it had been party originally to the Intercreditor Agreement in that capacity and that it shall perform all of the undertakings and agreement set out in the Intercreditor Agreement and given by a Senior Creditor (as defined in the Intercreditor Agreement). This Agreement is the “Accession Agreement” referred to in Clause 13.2(b) of the Intercreditor Agreement.

29.
Other than in respect of any relevant Transaction Security that is released in accordance with Clause 38 (Intercreditor Agreement and Asset Security Release) of the Facilities Agreement prior to such time, as a condition subsequent to this Agreement, the Company shall procure that on or before 8 March 2018, each Obligor identified in Schedule 2 Part 4 (Conditions Subsequent—Transaction Security) of the Facilities Agreement grants the Transaction Security (in form and substance satisfactory to the Facility Agent (acting reasonably)) identified opposite its name in Schedule 2 Part 4 (Conditions Subsequent—Transaction Security) of the Facilities Agreement.

30.	This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

31.	If a term of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

32.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

33.
Clause 42.1 (Jurisdiction of the English courts) of the Facilities Agreement is incorporated into this Agreement as if set out in full and as if references in that clause to “this Agreement” are to this Agreement.

34.
This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

35.	This Agreement is an Accession Agreement for the purposes of and as defined in the Intercreditor Agreement.

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SCHEDULE 1
FACILITY C LENDERS AND FACILITY C COMMITMENTS

Facility C Lender	Facility C Commitment (€)
The Bank of Nova Scotia	825,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT
1.    Original Obligors

(a)	A copy of the Constitutional Documents of each Obligor.

(b)	In respect of each Obligor incorporated in Germany, a recent excerpt from the commercial register (Handelsregister) of the Obligors, not older than 14 days from the date of this Agreement.

(c)
A copy of a resolution of the shareholder(s) of each Obligor approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform this Agreement.

(d)
A specimen of the signature of each person authorised to execute, on behalf of each Obligor, this Agreement and related documents to which it is a party and to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(e)
In relation to each Obligor incorporated in a jurisdiction other than Germany, a certificate by the directors of each Obligor confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments will not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded.

(f)
A certificate by the directors of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(g)
In respect of each Obligor incorporated in the State of Delaware, a good standing certificate of that Obligor from the Secretary of State of the State of Delaware, dated no earlier than 1 Business Day prior to the date of this Agreement, provided that “Business Day” for the purposes of this paragraph (g) means a day (other than a Saturday or Sunday) on which banks are open for general business in the State of Delaware.

2.    Legal Opinions

The following legal opinions, each addressed to the Facility Agent, the Security Trustee and the Original Lenders and capable of being relied upon by any persons to become Lenders pursuant to the primary syndication of the Facilities:

(a)	A legal opinion of Allen & Overy LLP legal advisers to the Facility Agent and the Mandated Lead Arrangers as to English law.

(b)	A legal opinion of Freshfields Bruckhaus Deringer legal advisers to the Company as to German law.

(c)	A legal opinion of Ropes & Gray International LLP legal advisers to the Company as to Delaware law.

3.    Other Documents and Evidence

(a)	A duly executed copy of this Agreement.

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(b)	A duly executed copy of the Fee Letter.

(c)
A certificate of the Senior Subordinated Notes Issuer (as defined in the Intercreditor Agreement) to the Super Priority Representatives, the Senior Representatives and the Senior Subordinated Representatives (each as defined in the Intercreditor Agreement) confirming that each of the conditions set out in paragraphs (a)(i) to (v) of clause 13.2 of the Intercreditor Agreement have been satisfied.

(d)
A copy of a designation certificate executed by the Senior Subordinated Notes Issuer (as defined in the Intercreditor Agreement) designating the Term Loan C Facility under this Agreement as Senior Debt (as defined in the Intercreditor Agreement) and this Agreement as a Senior Designated Debt Document (as defined in the Intercreditor Agreement).

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SCHEDULE 3
FIRST AMENDMENTS, WAIVERS, CONSENTS AND OTHER MODIFICATIONS

All references to Clauses, Paragraphs, Schedules and definitions contained in this Schedule 3 are to Clauses, Paragraphs, Schedules and definitions of the Facilities Agreement. All Capitalised terms used in this Schedule but not defined shall have the meanings given to such terms in the Facilities Agreement.
In this Schedule, references to “recent Liberty precedent” shall be construed to mean any Liberty Global Reference Agreement.

1.	Alternative Benchmarks:

(a)	Add the following new definitions to Clause 1.1 (Definitions) as follows:
“Alternative Benchmark Commencement Date” means any Business Day on which the Facility Agent and the Company agree upon an Alternative Benchmark Rate.

“Alternative Benchmark Rate” means any alternative benchmark rate agreed in writing between the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company from time to time.

(b)	Replace the definition of “Screen Rate” in Clause 1.1 (Definitions) with the following:
“Screen Rate” means:

(a)    in relation to LIBOR:

(i)
at any time prior to an Alternative Benchmark Commencement Date in relation to LIBOR, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); or

(ii)
at any time on or following an Alternative Benchmark Commencement Date in relation to LIBOR, the Alternative Benchmark Rate for the relevant currency and period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date; and

(b)    in relation to EURIBOR:

(i)
at any time prior to an Alternative Benchmark Commencement Date in relation to EURIBOR, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson

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Reuters screen (or any replacement Thomson Reuters page which displays that rate); or

(ii)
at any time on or following an Alternative Benchmark Commencement Date in relation to EURIBOR, the Alternative Benchmark Rate for Euro for the relevant period displayed on any page of any screen of an information service as the Facility Agent may specify after consultation with the Company on or about the relevant Alternative Benchmark Commencement Date, provided that, in each case, if such page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.

2.	Related Fund: amend Clause 1.1 (Definitions) to delete the definition of “Related Fund” and replace it with the following:
“Related Fund” in relation to a fund or account that, in each case, invests in commercial loans (the “first fund”), means any other fund or account that, in each case, invests in commercial loans which is managed or administered directly or indirectly by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund or account that, in each case, invests in commercial loans whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

3.	Rollover:

(a)	Delete the definition of “Rollover Loan” in Clause 1.1 (Definitions) and replace it with the following:
“Rollover Loan” means:
(a)    one or more Revolving Facility Loans made or to be made on the same day     that a maturing Revolving Facility Loan is due to be repaid:

(i)	(other than as used in relation to Clause 8.2 (Rollover Loans)) the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan; and

(ii)	made or to be made to the same Borrower in the same currency for the purpose of refinancing that maturing Revolving Facility Loan; and

(b)	a Loan in relation to a Revolving Facility:

(i)	made or to be made on the same day that a demand by the Facility Agent pursuant to a drawing in respect of a Documentary Credit is due to be met;

(ii)	the aggregate amount of which is equal to or less than the amount of the relevant claim in respect of that Documentary Credit;

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(iii)	in the same currency as the relevant claim in respect of that Documentary Credit; and

(iii)	made or to be made for the purpose of satisfying the relevant claim in respect of that Documentary Credit.”

(b)
Amend paragraph (c) of Clause 4.2 (Further Conditions Precedent) to delete the following words “provided that the amount of the Maturing Loan is equal to or greater than the amount of that Rollover Loan” and to replace them with the words “or a Documentary Credit which is being renewed pursuant to Clause 7.2 (Renewal of Documentary Credits)”.

4.	Super Majority Lenders: add the following new definition to Clause 1.1 (Definitions):
““Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 75% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75% of the Total Commitments immediately prior to that reduction) and not taking into account any Commitments in relation to which a prepayment or cancellation notice has been served in accordance with Clause 9.3 (Voluntary prepayment of Loans) or 9.7 (Voluntary cancellation) unless the cancellation or prepayment in relation to those Commitments shall not occur or does not occur on the date or dates specified in the relevant notice or cancellation (as applicable).”

5.	Cost of Funds:

(a)
Amend paragraph (b) of Clause 14.4 (Cost of Funds) such that it also applies if LIBOR or EURIBOR is to be determined by reference to a Reference Bank Rate or an Alternative Reference Bank Rate and to provide that, in entering into negotiations with the Company with a view to agreeing a substitute basis for determining the rate of interest, the Facility Agent may act in its sole discretion and will not be required to consult with or seek any consent or instruction from the Lenders or any other Finance Party.

(b)	Delete paragraph (c) of Clause 14.4 (Cost of Funds) and replace it with the following:
“Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company, be binding on all Parties.”

(c)
Amend paragraph (e) of Clause 14.4 (Cost of Funds) to provide that if a Lender does not supply a quotation by the given time period in paragraph (a)(ii), the rate of interest for that Lender will be the weighted average of the quotations notified to the Facility Agent by the other Lenders.

6.	Amendments and Waivers:

(a)	Amend paragraph (g) of Clause 37.2 (Exceptions) to add the following additional limb:
“(iv)    relates to the implementation of any alternative basis for the calculation of interest that is binding on all Parties in accordance with paragraph (c) of Clause 14.4 (Cost of Funds).”

(b)	Amend Clause 37.2 (Exceptions) to include the following additional paragraph:

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“If any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Facility Agent (acting in its sole discretion and, for the avoidance of doubt, without any requirement to consult with or seek any consent or instruction from the Lenders or any other Finance Party) and the Company.”

7.	Affiliate Subsidiary:

(a)	Add a new definition in Clause 1.1 (Definitions) as follows:
“Affiliate Subsidiary” has the meaning given to that term in Schedule 16 (Definitions).

(b)	Amend the definition of “Group” in Clause 1.1 (Definitions) to add the words “and each Affiliate Subsidiary” after the words “from time to time”.

8.	Auditors: delete the definition of “Auditors” in Clause 1.1 (Definitions) and replace it with the following:
“Auditors” means any firm appointed by the Company to act as its auditors.

9.	Construction:

(a)	Amend paragraph (a) of Clause 1.2 (Construction) to add the following additional limbs:

(i)
any matter being “permitted” under this Agreement or any other Finance Document shall include references to such matters not being prohibited or otherwise being approved under this Agreement or any other such Finance Document; and

(ii)	“consolidated” has the meaning given to it in Schedule 16 (Definitions) to this Agreement.

(b)	Delete paragraph (f) of Clause 1.2 (Construction) in its entirety.

10.	Increase and Additional Facilities:

(a)	Amend Clauses 2.2 (Additional Facilities) and 2.4 (Increase) to delete sub-paragraph (a)(i) of each such clause.
(b)    Delete paragraph 4 of Schedule 9 (Form of Additional Facility Accession Agreement).

11.	Springing Financial Covenant: amend the covenant set out in Clause 24.3 (Financial condition) so that is reads as follows:

“(a)
In the event that on the last day of a Ratio Period the aggregate of the Revolving Facility Outstandings (other than Documentary Credits that are cash collateralised or undrawn) and any net indebtedness under each Ancillary Facility (together with the Revolving Facility Outstandings (other than Documentary Credits that are cash collateralised or undrawn) and any net indebtedness under each Ancillary Facility, in each case, as defined in the Super Senior Revolving Credit Facility Agreement)

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exceeds an amount equal to 40 per cent. of the aggregate of the Revolving Facility Commitments and each Ancillary Facility Commitment (together with the Revolving Facility Commitments and each Ancillary Facility Commitment, in each case, as defined in the Super Senior Revolving Credit Facility Agreement (the “Financial Ratio Test Condition”), the Company shall procure that the Consolidated Net Leverage Ratio of the Group on that day (the “Financial Ratio”) shall not exceed 4.75:1 as evidenced by each Compliance Certificate delivered pursuant to Section 4.04 of Schedule 14 (Covenants) unless otherwise agreed in writing by the Facility Agent (acting on the instructions of the Composite Revolving Facility Majority Lenders) and the Company.

(b)
If the financial covenant set out in paragraph (a) has been breached for a Ratio Period but is complied with on the last day of the next Ratio Period (either because the Financial Ratio Test Condition is not met for that next Ratio Period or because the Financial Ratio does not exceed 4.75:1 for that next Ratio Period), then, the prior breach of such financial covenant or any Event of Default arising therefrom shall not (or shall be deemed to not) directly or indirectly constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default unless the Facility Agent has taken any action under Clause 26.3 (Maintenance Covenant Revolving Facility Acceleration) before the delivery of the Compliance Certificate in respect of that next Ratio Period.”

12.	Cure Provisions: delete Clause 24.4 (Cure provisions) and replace it with the following:

“Clause 24.4	Cure provisions

(a)	The Company may cure a breach of the financial ratio set out in Clause 24.3 (Financial condition) by procuring that:

(i)
additional equity is injected into, and/or additional Subordinated Shareholder Loans (as defined in Schedule 16 (Definitions)) are provided to, one or more members of Group in an aggregate amount equal to or greater than the amount which if it had been deducted from Indebtedness (as defined in Schedule 16 (Definitions)) for the Ratio Period in respect of which the breach arose, would have avoided the breach; or

(ii)
additional equity is injected into, and/or additional Subordinated Shareholder Loans (as defined in Schedule 16 (Definitions)) are provided to, one or more members of the Group in an aggregate amount equal to or greater than the amount which if it had been added to Consolidated EBITDA (as defined in Schedule 16 (Definitions)) for the Ratio Period in respect of which the breach arose, would have avoided the breach; or

(iii)
Revolving Facility Outstandings and/or net indebtedness under any Ancillary Facility are (and/or Revolving Facility Outstandings and/or net indebtedness under any Ancillary Facility, in each case, as defined in the Super Senior Revolving Credit Facility Agreement) prepaid (from any source selected by the Company in its sole discretion) in an amount which, if such prepayment had occurred immediately prior to the calculation on the last day of the Ratio Period in respect of which the breach arose, the Financial Ratio Test Condition as at the last day of that Ratio Period would not have been met and therefore the financial ratio would not have been required to be tested.

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(b)    A cure under this Clause 24.4 will not be effective unless:

(i)
in the case of paragraph (a)(i) or (a)(ii) above, an amount equal to or greater than the required amount of additional equity or the proceeds of any Subordinated Shareholder Loans (as defined in Schedule 16 (Definitions)) is received by one or more members of the Group; or

(ii)
in the case of paragraph (a)(iii) above, the amount of the Revolving Facility Outstandings and/or net indebtedness under any Ancillary Facility (and/or Revolving Facility Outstandings and/or net indebtedness under any Ancillary Facility, in each case, as defined in the Super Senior Revolving Credit Facility Agreement) that are required to be prepaid are so prepaid, in each case, within 15 Business Days of delivery of the annual report of Unitymedia provided pursuant to Section 4.03(a)(2) of Schedule 14 (Covenants) or the quarterly report of Unitymedia provided pursuant to Section 4.03(a)(3) of Schedule 14 (Covenants) which show that Clause 24.3 (Financial condition) has been breached (the “Cure Period”).

(c)    No cure may be made under this Clause 24.4:

(i)	in respect of more than five Ratio Periods during the life of the Facilities; or

(ii)    in respect of consecutive Ratio Periods.

(d)
The Company shall make an election (at its sole discretion) by notice to the Facility Agent prior to the end of the Cure Period as to whether a breach of the financial ratio set out in Clause 24.3 (Financial condition) shall be cured pursuant to a recalculation as described in either sub-paragraph (a)(i), (a)(ii) or (a)(iii) above.

(e)
If the Company makes an election for a recalculation as described in sub-paragraph (a)(i) or (a)(ii) above, it shall be under no obligation to apply the amount of additional equity or the proceeds of any Subordinated Shareholder Loans (as defined in Schedule 16 (Definitions)) that are received by one or more members of the Group in prepayment of the Facilities or for any other specific purpose and such amount will be deemed to be deducted from Indebtedness (as defined in Schedule 16 (Definitions)) or added to EBITDA (as defined in Schedule 16 (Definitions)) for the purposes of Clause 24.3 (Financial condition) (as applicable) as at the last day of the relevant Ratio Period.

(f)
If the Company makes an election for a recalculation as described in sub-paragraph (a)(iii) above, the amount of the Revolving Facility Outstandings and/or net indebtedness under any Ancillary Facility (and/or Revolving Facility Outstandings and/or net indebtedness under any Ancillary Facility, in each case, as defined in the Super Senior Revolving Credit Facility Agreement) that are prepaid shall be deemed to be deducted in the calculation of the Financial Ratio Test Condition for the purposes of Clause 24.3 (Financial condition) as at the last day of the relevant Ratio Period.

(g)
For the purpose of ascertaining compliance with Clause 24.3 (Financial condition), the Financial Ratio Test Condition and the ratio set out in Clause 24.3 (Financial condition), will be tested or retested, as applicable, giving effect to the elections and adjustments referred to in paragraph (d), (e) and (f) above. If, after giving effect to

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such elections and adjustments, the requirements of Clause 24.3 (Financial condition) are met, then the requirements under Clause 24.3 (Financial condition) shall be deemed to have been satisfied as at the relevant original date of determination.

(h)
Where a cure is exercised under this Clause 24.4 in respect of a breach of Clause 24.3 (Financial condition) for any financial quarter and the Company makes an election for a recalculation as described in sub-paragraph (a)(ii) above, the amount of additional equity or the proceeds of any Subordinated Shareholder Loans (as defined in Schedule 16 (Definitions)) that are received by one or more members of the Group shall also be added in calculating EBITDA for any future Ratio Period that includes such financial quarter. Any adjustments pursuant to this paragraph will not be treated as a separate cure.”

13.	Calculations: delete Clause 24.6 (Calculations) and Clause 24.7 (Determinations).

14.
Additional Guarantors: amend paragraphs (a) and (b) of Clause 28.4 (Additional Guarantors) to provide that any Subsidiary of the Ultimate Parent (as defined in Schedule 16 (Definitions)) (other than a Subsidiary of the Company or a Permitted Affiliate Parent) can also become a Guarantor.

15.	Resignation of Guarantor: amend paragraph (d) of Clause 28.6 (Resignation of Guarantor) to add the following additional limbs:
“(vi)    the Super Majority Lenders have consented to the resignation of that Guarantor;

(vii)
if such Guarantor is an Affiliate Subsidiary and such Affiliate Subsidiary becomes a Subsidiary of or is merged into the Company, any Permitted Affiliate Parent or another Restricted Subsidiary of the Company or any Permitted Affiliate Parent which is not an Affiliate Subsidiary (as such terms are defined in Schedule 16 (Definitions)), and in each case, such Guarantor is not otherwise required to become or remain a Guarantor under the terms of this Agreement at such time; or

(viii)	as a result of, and in connection with, any Solvent Liquidation (as defined in Schedule 16 (Definitions)).”

16.	Release of Security: amend paragraph (b) of Clause 28.8 (Release of Security) to add the following additional limb:

“(vi)	with the approval of the Super Majority Lenders.”

17.	Construction: add the following wording to the start of sub-paragraph (a)(xii)(C) of Clause 1.2 (Construction):
“if requested by the relevant L/C Bank or Ancillary Facility Lender,”

18.
Calculation of interest: amend paragraph (c) of Clause 12.1 (Calculation of interest) by deleting the words “(in the case of a Loan denominated in US Dollars or an Additional Currency)” and replacing them with the words “(in the case of a Loan denominated in any other currency)”.

19.
Right of Cancellation and repayment in relation to a single Lender: amend paragraph (e) of Clause 9.4 (Right of cancellation and repayment in relation to a single Lender) to include the words “of the relevant Lender” after the words “the outstanding Loans”.

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20.	Stamp taxes: delete Clause 16.5 (Stamp taxes) in its entirety and replace it with the following:
“The Company shall pay and, within ten Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except for:

(a)
any such Taxes payable in connection with any Transfer Certificate or Assignment Agreement or other document relating to the assignment or transfer by any Lender of any of its rights and/or obligations under any Finance Document; or

(b)
any registration duties and any Tax payable due to a registration, submission or filing by a Finance Party of any Finance Document where such registration, submission or filing is or was not required to maintain or preserve the rights of that Finance Party under the applicable Finance Documents.”

21.	Increased costs: Amend paragraph (a) of Clause 17.3 (Exceptions) to include the following additional limbs:

“(ix)
compensated for by Clause 16.5 (Stamp Taxes) or Clause 16.6 (Value added tax) (or would have been so compensated for under such clause but was not so compensated solely because any of the exceptions set out therein applied);

(x)
attributable to a change (whether of basis, timing or otherwise) in the Tax on the overall net income of the Finance Party (or any Affiliate of it) or of the branch or office through which it lends any Loan;

(xi)
attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Finance Party (or any Affiliate of it) by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it;”

22.	Currency indemnity: amend the time period in paragraph (a) of Clause 18.1 (Currency indemnity) from “three” Business Days to “ten” Business Days.

23.	Representations:

(a)
Amend Clause 22.9 (No filing or stamp taxes) to add the words “(it being understood that this Clause 22.9 does not extend to assignments or transfers made pursuant to Clause 27 (Changes to the Finance Parties) or, as the case may be, to the enforcement of Transaction Security)” prior to the words “except any filing”.

(b)	Amend paragraph (a) and (b) of Clause 22.13 (No breach of laws) to include the sentence “This is not a Repeating Representation.” at the end of each such paragraph.

(c)	Delete Clause 22.15 (Security) in its entirety.

(d)	Amend paragraph (a) of Clause 22.16 (Ranking) to include the sentence “This is not a Repeating Representation.” at the end of the paragraph.

(e)	Amend Clause 22.20 (Material Authorisations) to include the sentence “This is not a Repeating Representation.” at the end of the paragraph.

24.	Tax: delete Clause 25.6 (Taxation) in its entirety and replace it with the following:

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“Each Obligor shall (and the Company shall ensure that each member of the Group shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith and adequate reserves are being maintained for those Taxes; or

(b)	such failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.”

25.	COMI:

(a)
Amend Clause 22.19 (Centre of main interests and establishments) to delete the words “The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings” and replace them with the words “Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast))” and delete the words “Article 2(h) of the Regulations” and replace them with the words “Article 2(10) of the Regulation”.

(b)	Amend Clause 25.13 (Centre of main interests and establishments):

(i)
to delete the words “The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings” in paragraph (a) and replace them with the words “Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast))”; and

(ii)	to delete the words “Article 2(h) of the Regulations” in paragraph (b) and replace with “Article 2(10) of the Regulation”.

26.	Disenfranchisement of Defaulting Lender: delete paragraph (a) of Clause 27.15 (Disenfranchisement of Defaulting Lender) in its entirety and replace it with the following:
“In ascertaining the Majority Lenders, affected Lenders, all Lenders or any other class of Lenders (as applicable) or whether any given percentage (including, for the avoidance of doubt, unanimity) of any of the Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, a Defaulting Lender’s Commitments and participations will be deemed to be zero.”

27.	Changes to the Obligors:

(a)	Amend paragraph (a) of Clause 28.2 (Additional Borrowers) to delete sub-paragraph (vi) in its entirety.

(b)	Amend paragraph (a) of Clause 28.6 (Resignation of a Guarantor) to delete sub-paragraph (ii) in its entirety and replace it with the following:

“(ii)	the resignation is permitted under paragraph (c) of Clause 37.2 (Exceptions)”

28.	Snooze: amend the time period in paragraph (i) of Clause 37.2 (Exceptions) from “15 Business Days” to “10 Business Days”.

29.
2017 Amendment Effective Date: Replace all references to “2017 Amendment Effective Date” in Schedule 14 (Covenants), Schedule 15 (Events of Default) and Schedule 16 (Definitions) with “First Amendment Effective Date”.

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30.	Reports: Add “(3)” prior to the second paragraph of Section 4.03(a)(2) of Schedule 14 (Covenants) and replace “(3)” at the beginning of Section 4.03(a)(3) with “(4)”.

31.	References to Company, Permitted Affiliate Parent and Restricted Subsidiaries:

(a)
Conform references to “the Company”, “any Restricted Subsidiary”, “Permitted Affiliate Parent”, “Company or a Permitted Affiliate Parent”, “Company, a Permitted Affiliate Parent or a Restricted Subsidiary”, “Company, a Permitted Affiliate Parent or any Restricted Subsidiary” or “Company, any Permitted Affiliate Parent or any Restricted Subsidiary” in line with recent Liberty precedent.

(b)	Insert “, any Permitted Affiliate Parent” after reference to “the Company” in Section 4.09(b)(20) of Schedule 14 (Covenants).

(c)	Insert “or a Permitted Affiliate Parent” after first reference to “that becomes a Restricted Subsidiary” in Section 4.11(b)(4) of Schedule 14 (Covenants).

(d)
In the definition of “Consolidated Net Income” in Schedule 16 (Definitions), replace reference to “the Company’s equity in the net income” in Clause (2) of the definition thereof with “the Company’s or any Permitted Affiliate Issuer’s equity in the net income”.

(e)
References to “the Permitted Affiliate Parent” are replaced with references to “a Permitted Affiliate Parent”, “any Permitted Affiliate Parent”, “such Permitted Affiliate Parent” or otherwise, in each case in accordance with recent Liberty precedent.

32.	Restricted Payments:

(a)	Amend each reference to “Section 4.09(b)(14)” in Section 4.07(b)(15)(B) of Schedule 14 (Covenants) to “Section 4.09(b)(15)”.

(b)	Delete “Section 4.07(b)(16)(A), Section 4.07(b)(16)(B) and Section 4.07(b)(16)(C)” in Section 4.07(b)(15)(B) of Schedule 14 (Covenants).

(c)	Insert after Section 4.07(b)(24) a new Clause (25):

“(25)
any Business Division Transaction, provided, that after giving pro forma effect thereto, the Company, an Affiliate Issuer or a Restricted Subsidiary could Incur at least €1.00 of additional Indebtedness under Section 4.09(a)(2).”

(d)	Amend reference to “Section 4.07(b)(24)” in Section 4.07(c) of Schedule 14 (Covenants) to “Section 4.07(b)(25)”.

33.	Incurrence of Indebtedness:

(a)	Insert “(a)” prior to “€420 million” in Section 4.09(b)(1)(B) of Schedule 14 (Covenants).

(b)	Replace “plus (C)” in Section 4.09(b)(1)(C) of Schedule 14 (Covenants) with:
“plus
(D)”.

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(c)
Amend references to “Section 4.07(a)(4)(C)(ii)” to refer to “Section 4.07(a)(C)(ii)” and “Section 4.07(a)(4)(C)(iii)” to refer to “Section 4.07(a)(C)(iii)” in Section 4.09(b)(16) of Schedule 14 (Covenants).

(d)	Insert after Section 4.09(c)(7) of Schedule 14 (Covenants) a new Clause (8):

“(8)
in the event that the Company, a Permitted Affiliate Parent or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility, enters into any commitment to Incur or issue Indebtedness or commits to Incur any Lien pursuant to clause (28) of the definition of “Permitted Liens,” the Incurrence or issuance thereof for all purposes under this Agreement, including without limitation for purposes of calculating the Consolidated Net Leverage Ratio or usage of clauses (1) through (22) of Section 4.09(b) (if any) for borrowings and re-borrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Company’s option, either (a) be determined on the date of such revolving credit facility or such entry into or increase in commitments (assuming that the full amount thereof has been borrowed as of such date) or other Indebtedness, and, if such Consolidated Net Leverage Ratio test or other provision of this Agreement is satisfied with respect thereto at such time, any borrowing or re-borrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this Section 4.09 irrespective of the Consolidated Net Leverage Ratio or other provision of this Agreement at the time of any borrowing or re-borrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or re-borrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this clause (a) shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Consolidated Net Leverage Ratio and, to the extent of the usage of clauses (1) through (22) of Section 4.09(b) (if any), shall be deemed to be Incurred and outstanding under such clauses) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment, and in the case of clause (a) above the Issuer may revoke any such determination at any time and from time to time.”

34.	Affiliate Transactions:

(a)	Insert “(including a Permitted Joint Venture)” after reference to “or similar entity” in Section 4.11(b)(20) of Schedule 14 (Covenants).

(b)	Insert after Section 4.11(b)(23) of Schedule 14 (Covenants) a new Clause (24):

“(24)
transactions between the Company, any Permitted Affiliate Parent, any Restricted Subsidiary and a Parent and/or an Affiliate, to effect or facilitate a transfer of any property or asset from the Company, any Permitted Affiliate Parent and/or any Restricted Subsidiary to the Company, any Permitted Affiliate Parent and/or another Restricted Subsidiary, as applicable.”

35.	Guarantees: Insert after Section 4.15(c) of Schedule 14 (Covenants) a new Clause (d):

“(d)	Notwithstanding anything herein to the contrary, Section 4.15(a) shall not be applicable to any guarantee provided by a Restricted Subsidiary that existed

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at the time such person became a Restricted Subsidiary if such guarantee was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.”

36.
Security Interests: Replace “, provided that, contemporaneously with any such action in clauses (ii), (iv) and (v), the Company or the Permitted Affiliate Parent delivers to the Facility Agent either” in the third proviso in Section 4.17 with:

“. For any amendments, modifications or replacements of any Security Documents not contemplated in clauses (i) to (vi) above, the Company or any Permitted Affiliate Parent shall contemporaneously with any such action deliver to the Facility Agent, either”.

37.	Merger: Amend reference to “this clause (v)” to “this clause (7)” in Section 5.01(f) of Schedule 14 (Covenants).

38.	Events of Default: In Clause (3) of Schedule 15 (Events of Default):

(a)	Amend reference to “Intercreditor Deeds” to refer to “Intercreditor Agreement” and “Additional Intercreditor Deed” to refer to “Additional Intercreditor Agreement”, respectively.

(b)	Delete “so long as the Company or the Permitted Affiliate Parent is, as applicable, attempting to cure such failure as promptly as reasonably practicable”.

39.	Definitions:

(a)	Insert “, “beneficially held”, “beneficially holding”,” after ““beneficially owns”” in the definition of “beneficial owner” in Schedule 16 (Definitions).

(b)	Insert the following new definition to Schedule 16 (Definitions):
““Business Division Transaction” means any creation or participation in any joint venture with respect to any assets, undertakings and/or businesses of the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries which comprise all or part of the Company’s or any Permitted Affiliate Parent’s business solutions division (or their predecessor or successors), to or with any other entity or person whether or not the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries, excluding the contribution to (but not the use by) any joint venture of the backbone assets utilized by the Company, any Permitted Affiliate Parent and the Restricted Subsidiaries and excluding any Subsidiary included in or owned by the Company’s or any Permitted Affiliate Parent’s business solutions division but not engaged in the business of that division.”

(c)	In the definition of “Consolidated EBITDA” in Schedule 16 (Definitions):

(i)
Delete, in Clause (14) thereof, “to the extent such fees or other amounts (a) are not included in the externally reported operating cash flow or equivalent measure of the Reporting Entity (as defined in any earnings releases and other publicly disseminated information relating to the Reporting Entity) or (b) are deemed to be exceptional or unusual items”; and

(ii)	Insert after Clause (17) thereof a new Clause (18):

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“(18)
any gross margin (revenue minus cost of goods sold) recognized by an Affiliate of the Company, any Permitted Affiliate Parent or any Restricted Subsidiary in relation to the sale of goods and services in relation to the business of the Company, the Permitted Affiliate Parent or any Restricted Subsidiary.”

(d)	In the definition of “Consolidated Net Income” in Schedule 16 (Definitions):

(i)	Replace the reference to “Clause (3)” in Clause (1) thereof to refer to “Clause (2)”.

(ii)	Replace reference to “the Holders” in Clause (2) thereof to refer to “the Finance Parties”.

(iii)	Insert “Equity Offering, recapitalization, merger, consolidation,” after “refinancing,” in Clause (4) thereof.

(iv)	Insert “or other equity-based” after “stock-based” in Clause (6) thereof.

(e)	In the definition of “Consolidated Net Leverage Ratio” in Schedule 16 (Definitions):

(i)	Insert “on a Consolidated basis as of such date and the Reserved Indebtedness Amount as of such date,” after “Restricted Subsidiaries” in Clause (1)(A) thereof.

(ii)	Amend reference to “Section 4.09(b)(15)(b)” to “Section 4.09(b)(15)(B)” in Clause (1)(A)(iv)(A) thereof.

(iii)	Insert after Clause (1)(A)(vi) thereof a new Clause (1)(A)(vii):

“(vii)	any Indebtedness incurred pursuant to Section 4.09(b)(6)(C) for a period of six months following the date of completion of an acquisition referred to in such Section 4.09(b)(6)(C);”

(iv)	Replace Clause (2) thereof with:

“(2)
the Pro forma EBITDA for the period of the most recent two consecutive fiscal quarters for which, at the option of the Company or any Permitted Affiliate Parent, (i) financial statements have previously been furnished to the Facility Agent pursuant to Section 4.03 or (ii) internal financial statements of the Reporting Entity are available immediately preceding the date of determination, multiplied by 2.0;”

(f)	In the definition of “Credit Facility Excluded Amount” in Schedule 16 (Definitions) replace the words “€400,000,000 million” with the words “€ 400 million”.

(g)	In Clause (2) of the definition of “Distribution Business” in Schedule 16 (Definitions) delete “and, in either case, material to”.

(h)	Replace the definition of “fair market value” with:

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““fair market value” wherever such term is used in this Agreement (except as otherwise specifically provided for in this Agreement), may be conclusively established by means of an Officers’ Certificate or a resolution of the Board of Directors of the Company or a Permitted Affiliate Parent setting out such fair market value as conclusively determined by such Officer or such Board of Directors in good faith.”

(i)	Insert the following new definition to Schedule 16 (Definitions):
““First Amendment Effective Date” means the date on which the amendments, waivers, consents and other modifications contained in the commitment letter dated October 16, 2017, become effective.”

(j)	Replace the definition of “IFRS” with:
““IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors as in effect as of the First Amendment Effective Date or, for purposes of Section 4.03 of Schedule 14 (Covenants), as in effect from time to time; provided that at any date after the First Amendment Effective Date the Company or a Permitted Affiliate Parent may make an election to establish that “IFRS” shall mean IFRS as in effect on a date that is on or prior to the date of such election. Except as otherwise expressly provided below or in this Agreement, all ratios and calculations based on IFRS contained in this Agreement shall be computed in conformity with IFRS. At any time after the First Amendment Effective Date, the Company or a Permitted Affiliate Parent may elect to apply for all purposes of this Agreement, in lieu of IFRS, GAAP and, upon such election, references to IFRS herein will be construed to mean GAAP as in effect on the First Amendment Effective Date; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of GAAP as in effect from time to time (including that, upon first reporting its fiscal year results under GAAP, the financial statements of the Reporting Entity shall be restated on the basis of GAAP for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of GAAP), and (2) from and after such election, all ratios, computations and other determinations based on IFRS contained in this Agreement shall, at the Company’s option (a) continue to be computed in conformity with IFRS (provided that, following such election, the annual and quarterly information required by Section 4.03(a)(2) and Section 4.03(a)(3) shall include a reconciliation, either in the footnotes thereto or in a separate report delivered therewith, of such IFRS presentation to the corresponding GAAP presentation of such financial information), or (b) be computed in conformity with GAAP with retroactive effect being given thereto assuming that such election had been made on the First Amendment Effective Date (or as in effect on such later date as elected pursuant to this definition of “IFRS”). Thereafter, the Company or a Permitted Affiliate Parent may, at its option, elect to apply IFRS or GAAP and compute all ratios, computations and other determinations based on IFRS or GAAP, as applicable, all on the basis of the foregoing provisions of this definition of IFRS.

(k)	Insert the following at the end of the definition of “Incur” in Schedule 16 (Definitions):
“and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder, subject to the definition of Reserved Indebtedness Amount and related provisions.”

(l)	Replace the definition of “Initial Term Loans” with:

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““Initial Term Loans” means, individually or collectively, the Term Facilities that were or are made (or committed) on the 2017 Amendment Effective Date and the First Amendment Effective Date, as applicable.”

(m)	Insert “and (iii) any Restricted Payment” at the end of the definition of “Limited Condition Transaction” in Schedule 16 (Definitions).

(n)	Replace Clause (19) of the definition of “Permitted Investment” in Schedule 16 (Definitions) with:
“(19)    Permitted Joint Ventures;”

(o)	Replace Clause (21) of the definition of “Permitted Investment” in Schedule 16 (Definitions) with:
“(21)    Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;”

(p)	Insert the following new definition to Schedule 16 (Definitions):
““Permitted Joint Ventures” means one or more joint ventures formed (a) by the contribution of some or all of the assets of the Company’s or a Permitted Affiliate Parent’s business solutions division pursuant to a Business Division Transaction to a joint venture formed by the Company, a Permitted Affiliate Parent or any of the Restricted Subsidiaries with one or more joint venturers and/or (b) for the purposes of network and/or infrastructure sharing with one or more joint venturers.”

(q)	Amend reference from “clauses (30) through (34)” to “clauses (29) through (33)” in Clause (1)(d) of the definition of “Receivables Entity” in Schedule 16 (Definitions).

(r)	Amend reference from “Notes” to “Loans” and “Holders” to “Finance Parties” in Clause (3) of the definition of “Refinancing Indebtedness” in Schedule 16 (Definitions).
Replace the definition of “Unitymedia Parent” with:
““Unitymedia Parent” means UPC Germany Holding; provided that (1) upon consummation of the Post-Closing Reorganizations, “Unitymedia Parent” will mean New Holdco and its successors, and (2) upon consummation of a Spin-Off in which UPC Germany Holding is no longer a Parent of the Company (or if a Permitted Affiliate Parent Accession has occurred, a common Parent of the Company and any Permitted Affiliate Parent), “Unitymedia Parent” will mean a Parent of the Company (or if a Permitted Affiliate Parent Accession has occurred, a common Parent of the Company and any Permitted Affiliate Parent) designated by the Company and any successors of such Parent, and (3) following a Permitted Affiliate Parent Accession, “Unitymedia Parent” will mean a common Parent of the Company and the Permitted Affiliate Parent, and any successors of such Parent; provided further, however, that promptly following the completion of any such Permitted Affiliate Parent Accession, the Company will provide written notice to the Facility Agent of any such Parent elected pursuant to clauses (2) or (3).”

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Signatories

FACILITY AGENT

THE BANK OF NOVA SCOTIA

________________________________

Name: AUTHORIZED SIGNATORY

Title: DIRECTOR

By: ________________________________
Name:
Title:

[Signature page to Additional Facility C Accession Agreement]

SECURITY TRUSTEE

CREDIT SUISSE AG, LONDON BRANCH

________________________________

Name: AUTHORIZED SIGNATORY

Title: ASSISTANT VICE PRESIDENT OPERATIONS

________________________________

Name: AUTHORIZED SIGNATORY

Title: ASSISTANT VICE PRESIDENT OPERATIONS

[Signature page to Additional Facility C Accession Agreement]

FACILITY C LENDER

THE BANK OF NOVA SCOTIA

________________________________

Name: AUTHORIZED SIGNATORY

Title: DIRECTOR

By: ________________________________
Name:
Title:

[Signature page to Additional Facility C Accession Agreement]

BORROWER

UNITYMEDIA HESSEN GMBH & CO. KG
represented by Unitymedia Hessen Verwaltung GmbH as general partner

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________

Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

PARENT

UNITYMEDIA GMBH

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________

Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

GUARANTORS

UNITYMEDIA HESSEN GMBH & CO. KG
represented by Unitymedia Hessen Verwaltung GmbH as general partner

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________

Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

UNITYMEDIA GMBH

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________

Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

UNITYMEDIA MANAGEMENT GMBH

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________
Name: AUTHORIZED SIGNATORY
Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

UNITYMEDIA HESSEN VERWALTUNG GMBH

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________
Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

UNITYMEDIA NRW GMBH

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________
Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

UNITYMEDIA BW GMBH

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________
Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]

UNITYMEDIA FINANCE LLC

By:    Unitymedia Hessen GmbH & Co. KG,
its Sole Member and Manager

represented by Unitymedia Hessen Verwaltung GmbH as general partner

________________________________

Name: AUTHORIZED SIGNATORY

Title: SENIOR VICE PRESIDENT CUSTOMER OPERATIONS

________________________________
Name: AUTHORIZED SIGNATORY

Title: CHIEF FINANCIAL OFFICER

[Signature page to Additional Facility C Accession Agreement]